November 2019 Q3 2019 Investor Update

Table of Contents

ProAssurance
Treated Fairly

The Latest News

PRA Overview	3-10
Capital Management	11-16
Financial / Operating Performance	17-22
Shareholder Return	23-28
Operating & Financial Performance	29-32

Segment-Specific Discussion

Specialty P&C Operating Highlights	33-42
Specialty P&C Strategic Update	43-57
Workers' Compensation Operating Highlights	58-65
Workers' Compensation Strategic Update	66-70
Segregated Portfolio Cell Operating Highlights	71-76
Segregated Portfolio Cell Strategic Update	77-81
Lloyd's Operating Highlights	82-84
Lloyd's Investment Thesis & Strategic Review	85-87

Appendix

Investment Strategy	89
Q3 2019 Net Investment Result	90
PRA Performance vs. Benchmark	91
Detailed Breakout of Investments	92-97
Tax Credits	98
Change in capital	99
Ceded Premiums	100

Safe Harbor & Non-GAAP Notices 101

ProAssurance Investor Briefing | November 2019

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ProAssurance Overview November 2019

Mission, Vision, & Values The ProAssurance Mission We exist to Protect Others. Our Shared Vision We will be the best in the world at understanding and providing solutions for the risks our customers encounter as healers, innovators, employers, and professionals. Through an integrated family of companies, products, and services, we will be a trusted partner enabling those we serve to focus on their vital work. As the employer of choice, we embrace every day as a singular opportunity to reach for extraordinary outcomes, build and deepen superior relationships, and accomplish our mission with infectious enthusiasm and unbending integrity. Corporate Values Integrity | Leadership | Relationships | Enthusiasm ProAssurance Investor Briefing | November 2019 4

ProAssurance Corporate Profile

- Healthcare-centric specialty insurance writer
  - Specialty Property & Casualty
    - Healthcare Professional Liability (HCPL)
    - Life Sciences and Medical Device Liability
    - Legal Professional Liability
  - Workers' Compensation Insurance
  - Segregated Portfolio Cell Reinsurance
  - Lloyd's of London Syndicates (1729 & 6131)
- Claims-Paying Ratings
  - A.M. Best: "A+" (Superior)
  - Fitch: "A" (Strong)
- 40 locations in three countries
  - 981 employees
- Writing in 50 states & DC

Business Unit	Principal Offices	Employees	Lines of Business
HCPL	17	439	Healthcare Professional Liability
PRA Corporate	1	124	Corporate functions (Accounting, Legal, etc.)
PICA	1	85	Professional Liability for Podiatry & Chiropractic
Eastern	7	276	Workers' Compensation & Captive Facilities (all lines)
Medmarc	2	57	Products Liability & Legal Professional Liability


Lloyds
Underwriting Offices
Claims Offices
Claims/Underwriting Offices
Corporate Headquarters
Cayman Islands

Data as of 9/30/19

ProAssurance Investor Briefing | November 2019
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ProAssurance Brand Profile Specialty P&C Workers’ Comp Healthcare Professional Liability Medical Technology & Life Legal Professional Liability Sciences Products Liability Alternative Risk Transfer ProAssurance Investor Briefing | November 2019 6

ProAssurance Executive Leadership



Ned Rand - President & Chief Operating Officer

Mr. Rand, who assumed this position at ProAssurance on July 1, 2019, was formerly Chief Operating Officer, and has served as Chief Financial Officer, Executive Vice President, and Senior Vice President of Finance since joining ProAssurance in November of 2004. Prior to joining ProAssurance, Mr. Rand was Chief Accounting Officer and Head of Corporate Finance for PartnerRe Ltd. from 2000 - 2004. He also served as the Chief Financial Officer of Atlantic American Corporation from 1996 - 2000 and Controller of United Capitol Insurance Company from 1992 - 1996. Prior to that time, Mr. Rand was employed by Coopers & Lybrand (now PriceWaterhouseCoopers) for four years. Mr. Rand is a certified public accountant and is a graduate of Davidson College where he majored in Economics.



Mike Boguski *President Specialty P&C*



Noreen Dishart *Chief Human Resources Officer*



Dana Hendricks *Chief Financial Officer*



Jeff Lisenby *Executive Vice President & General Counsel*



Kevin Shook *President Ea stern Alliance Insurance Group*

Executive Team bios available on our website at https://investor.proassurance.com/OD

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Premiums, Policyholders & Distribution for 2019 Our Distribution Sources HCPL LPL Life Sciences Workers’ Comp Agent/Broker 77% 100% 100% 100% Direct 23% -- -- -- All Data as of 9/30/19, subject to rounding ProAssurance Investor Briefing | November 2019 8

The Current State of the Markets We Serve • Healthcare Professional Liability (HCPL) ◦ Broader market is catching up to our perception of severity trends ▪ Travelers, RLI, and W.R. Berkley all reference social inflation and worsening severity in their earnings remarks ◦ Signs of developing severity and greater scrutiny from regulators and rating agencies should bring rationality back to the market ▪ Likely to provide new growth opportunities as weakness among smaller, less capable/experienced competitors produces a flight to quality ▪ Some competitors are beginning to drop out of the market • Workers’ Compensation Insurance ◦ Expanding economy and specialization fueling business gains and offsetting business lost to price competition ◦ Increased claims severity and frequency as strong economy results in the hiring of less experienced workers ◦ Pricing pressure will cause multi-line carriers to scale back participation • Segregated Portfolio Cell Reinsurance ◦ Competitive market conditions and severity trends in our SPC captive business consistent with HCPL and Workers' Compensation Insurance ▪ Opportunities for expansion of healthcare-centric captives offering both lines ◦ Increased competition from multi-lione captives leveraging workers' compensation insurance to offset losses in commercial auto and general liability • Lloyd’s Syndicates ◦ Regulators are focused on excess capital and prudent business plans ◦ Signs of pricing improvement in recent renewal rounds ProAssurance Investor Briefing | November 2019 9

Return on Equity & Future Goals YTD 2018 Return on Equity: 6.0% YTD 2019 Return on Equity: 5.2% ROE target is seven points above the ten-year Treasury rate (risk-free rate) • Ten year treasury rate was 1.7% at 10/31/19*, implying a revised ROE Target of approximately 8.7% • Prior long-term return target of 12%-14% is unrealistic in the current interest rate environment Each line of business retains a pricing target of 13% ROE on allocated capital *https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield ProAssurance Investor Briefing | November 2019 10

Topics of Importance and Key Themes November 2019

Key Update: Positives in Q3 2019 • Increased Top Line Revenue ◦ Gross Premiums Written of $265.5 million ▪ Workers' Compensation Insurance: $70.1 million (+6.6%) • Renewal Pricing Momentum Continues in Specialty P&C Despite Competition… ◦ Facilities up 12%, Physicians up 8% ◦ Other Healthcare providers up 5%, Legal up 3%, Medical technology down 1% • …With Only a Modest Effect to Retention ◦ Physicians: 89% ◦ Healthcare Facilities: 57% ▪ Largely the result of our decision not to renew certain large accounts written on an excess and surplus basis. ◦ Other Healthcare Providers: 87% ◦ Medical Technology: 85% ◦ Legal: 88% • $20.3 million of New Business Written in the Quarter ◦ $9.0 million in Specialty Property & Casualty* ◦ $11.3 million in Workers’ Compensation Insurance* *Includes business ceded to our Segregated Portfolio Cell Reinsurance segment All comparisons are quarter-over-quarter ProAssurance Investor Briefing | November 2019 12

Key Update: Responding to Perceived Severity Trends • Net Favorable Development of $15.9 million ◦ Down from $21.5 million in 2018 (-26.0%) ◦ Reserve development continues to be affected by our perception of loss trends in the broader healthcare professional liability industry • Operating Profit for the Quarter ◦ Non-GAAP Operating Income: $16.3 million, or $0.30 per share (-27.4%) ▪ Includes a $6.7 million tax benefit to net income • Combined Ratio of 103.6% ◦ Consolidated Net Loss Ratio: 74.9% (+3.3 percentage points) ◦ Consolidated Underwriting Expense Ratio: 28.7% (-1.3 percentage points) “We continue to expect loss severity trends perceived in the broader healthcare professional liability marketplace to weigh on operating performance for the remainder of the year, and into 2020. Our view of these trends, and the intensely competitive property casualty landscape, demand caution as we strive to create long term value for our customers and shareholders. This is not the time to aggressively seek market share and top line growth. We are willing to walk away from business where it makes sense to do so, rather than chase under-priced business into dangerous territory. Instead, we continue to focus on improving underwriting results and managing expenses, applying our deep expertise to strengthen our position as a market leader in the lines in which we specialize.” – Ned Rand, President & CEO All comparisons are quarter-over-quarter ProAssurance Investor Briefing | November 2019 13

Confronting the Challenges Ahead • Maintaining caution as loss trends develop in HCPL ◦ Our caution is prompted by the general industry outlook ◦ Increasing current accident year loss picks to protect insureds, investors, and our balance sheet for the long-term • Profitable growth ◦ Increasing market discipline allows us to add new HCPL business at higher rates ◦ Specialization in profitable markets and businesses provides an avenue for growth in Workers’ Compensation • Balancing competing capital needs ◦ Emerging business opportunities could allow us to deploy capital profitably in the markets ◦ Developing loss trends could require us to hold more capital • Continued review of our Lloyd’s Investment ◦ Increase profitability ◦ Reduce volatility ◦ Assess our degree of exposure for 2020 ProAssurance Investor Briefing | November 2019 14

Key Themes Long  • Consistent & disciplined focus on profitability   • Firm commitment to disciplined underwriting Term • Demonstrated track record of value creation for Success shareholders • World class knowledge & expertise Proven  • Superior brand identity and reputation in the market • Broad range of coverages address every significant Strategy need in our target markets • Strong claims advocacy continues to differentiate PRA • Successfully adapting to serve evolving risks through new distribution partners Forward • Coverages that span the broad spectrum of Thinking healthcare and related risks • Dedicated to creating long-term value ProAssurance Investor Briefing | November 2019 15

Changes in Leadership* • Ned Rand became CEO effective July 1, 2019 ◦ Stan Starnes became Executive Chairman of the Board • Mike Boguski became President of ProAssurance Specialty P&C ◦ Includes all professional and product liability operations • Kevin Shook became President of Eastern Alliance • Howard Friedman retired from his role as President of Healthcare Professional Liability ◦ Remains with ProAssurance focusing on the actuarial function • Ken McEwen assumed leadership of the IR function with the retirement of Frank O’Neil *All except CEO change were effective May 13th ProAssurance Investor Briefing | November 2019 16

Capital Management November 2019

Superb Track Record of Capital Management A look at the last ten years… At 9/30/2019 | $ in 000’s • Successfully expanded PRA to meet new Dividends Declared Share Strategic Year Total challenges of an evolving insurance Special Regular Repurchase Acquisitions market 2009 $— $— $52,045 $137,800 $189,845 • $2.0 billion returned to shareholders 2010 $— $— $106,347 $233,000 $339,347 through share repurchase and dividends 2011 $— $15,269 $21,013 $— $36,282 since 2009* ◦ Share repurchase balances share price vs. 2012 $154,055 $38,411 $— $24,000 $216,466 book value/share 2013 $— $64,777 $32,454 $153,700 $250,931 ◦ $110 million authorized for buybacks at 2014 $150,685 $69,779 $222,360 $205,244 $648,068 9/30/2019 ◦ Regular quarterly dividend is $0.31/share 2015 $53,013 $66,843 $169,793 $— $289,649 ◦ Special dividend of $0.50/share paid on 2016 $249,188 $65,841 $2,106 $— $317,135 1/9/19 2017 $250,720 $66,170 $— $— $316,890 • $754 million deployed in transformative 2018 $26,819 $67,495 $— $— $94,314 strategic acquisitions since 2009 2019 $— $49,992 $— $— $49,992 $884,480 $504,577 $606,118 $753,744 $2,748,919 $1,995,175 *Capital Returned is all declared dividends + share buybacks ProAssurance Investor Briefing | November 2019 18

Capital and Liquidity Decisions Starting Point Capital Liquidity Required capital for & Accepted operating operating expenses subsidiaries • All decisions must recognize that we hold significant capital at the subsidiary level to maintain operating company ratings and satisfy regulatory requirements. • Dividends from subsidiaries to the holding company are Add our primary source of liquidity and are paid as allowed given rating and regulatory constraints. Capital Liquidity Potential & Amounts needed for opportunities for quarterly dividends organic growth and and debt service strategic M&A Share repurchase at prices with Options for deploying Recurring regular a reasonable Special dividend remaining capital dividend payback period Decreasing tax efficiency ProAssurance Investor Briefing | November 2019 19

Dividends and Capital Management • Balancing our proven dedication to effective capital management with the desire to retain capital to pursue business opportunities and potential transactions that may emerge Special dividend of $0.50/per common share paid on January 9, 2019 Special dividend of $4.69/per common share paid in 2018 and 2017 Regular quarterly dividends of $0.31/per common share Dividends declared in 2016 and 2017 returned approximately $315 million of capital to shareholders in each year, and dividends declared in 2018 totaled $94 million ProAssurance Investor Briefing | November 2019 20

Key Source of Capital: Subsidiary Dividends to Corporate Subsidiary dividends are our 2019 ORDINARY Dividend primary source of liquidity Capacity$128 million Subsidiary capital requirements play a major Subsidiary Dividend History (in millions) role Ordinary dividends are permitted without regulatory pre-approval ◦ Amounts and criteria vary by domiciliary state Extraordinary dividends require regulatory approval *As of 10/31/2019 ProAssurance Investor Briefing | November 2019 21

Capital Management Priorities The manner in which capital is used has an effect on financial ratings Excess Capital vs. Excess Capacity “A+” Rating Threshold ProAssurance Investor Briefing | November 2019 22

Financial / Operating Performance November 2019

Operational Results / Long-Term Profitability • Combined ratio average 2009 – Q3 2019: 80.5% • Operating ratio average 2009 – Q3 2019: 60.9% Combined Ratio and Operating Ratio History *Operating Ratio not reported in 2001 or 2002 ProAssurance Investor Briefing | November 2019 24

Income Statement Highlights (9/30/19) Strong results from a focused strategy Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Gross Premiums Written $ 265.5 $ 259.7 $ 766.7 $ 745.6 Net Premiums Earned $ 215.8 $ 206.1 $ 633.1 $ 616.8 Net Investment Result $ 22.4 $ 28.5 $ 62.8 $ 79.9 Net Realized Investment Gains (Losses) $ 1.1 $ 12.4 $ 47.1 $2.7 Total Revenues $ 241.9 $ 249.3 $ 750.4 $ 706.5 Net Losses and Loss Adjustment Expenses $ 161.6 $ 147.6 $ 489.8 $ 439.1 Underwriting, Policy Acquisition & Operating Expenses $ 61.9 $ 61.8 $ 186.0 $ 178.8 Net Income (Loss) (Includes Realized Investment Gains & Losses) $ 17.2 $ 31.2 $ 60.4 $ 71.5 Non-GAAP Operating Income $ 16.3 $ 22.4 $ 24.6 $ 69.9 Non-GAAP Operating Income per Diluted Share $ 0.30 $0.42$0.46$1.30 In millions, except per share data Subject to rounding ProAssurance Investor Briefing | November 2019 25

Corporate Segment Financial Highlights (9/30/19) Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Net investment income $ 22.2 $ 22.1 $ 65.5 $ 64.2 Equity in earnings (loss) of unconsolidated subsidiaries $ (1.3) $5.2$ (7.2) $ 12.2 Net realized investment gains (losses) $ 0.9 $ 11.1 $ 44.4 $2.6 Total Revenues $ 22.8 $ 39.1 $ 105.3 $ 81.8 Operating expenses $ 2.7 $5.1$ 12.7 $ 15.4 Interest expense $ 4.3 $3.6$ 12.9 $ 11.3 Income tax expense / (benefit) $ (6.5) $0.2$0.2$ (3.6) Segment operating result $ 22.4 $ 30.3 $ 79.7 $ 58.7 In millions Subject to rounding ProAssurance Investor Briefing | November 2019 26

Disciplined Approach to Reserves •Recognizing loss trends as they appear •No change in reserving philosophy or process 15-Year Reserve Development History by Quarter by Year HCPL Predominating 2004 — Q3 2019 $ in millions *Subject to rounding ProAssurance Investor Briefing | November 2019 27

Balance Sheet Highlights Maintaining the financial strength required to keep our insurance promise and creating value for our shareholders 9/30/2019 2018 2017 2016 2015 2014 Shareholders’ Equity $1.6 $1.5 $1.6 $1.8 $2.0 $2.2 Total Investments $3.5 $3.3 $3.7 $3.9 $3.7 $4.0 Total Assets $4.8 $4.6 $4.9 $5.1 $4.9 $5.2 Total Policy Liabilities $2.7 $2.6 $2.5 $2.4 $2.4 $2.4 Book Value per Share $29.56 $28.39 $29.83 $33.78 $36.88 $38.17 As of 9/30/19, we have paid a total of $25.06/share in regular and special dividends since 2011. Extensive capital management activities have reduced book vale per share while increasing shareholder return 2014 – Q3 2019 $1.5 bln Returned to Shareholders Through Shareholders’ Equity: 25% Increase (2007 – Q3 2019) Dividends and Share Repurchase In billions, except Book Value per share ProAssurance Investor Briefing | November 2019 28

Shareholder Return November 2019

Book Value per Share History to September 30, 2019 Growth in Book Value + Dividends Since Inception (Sep 1991) Cumulative: 2,868% / CAGR: 12.5% ProAssurance Investor Briefing | November 2019 30

ProAssurance Leverage Update Financial Leverage Operating Leverage Ten-Year Debt to Capital Ten-Year Premiums to Equity • $288 million debt at 9/30/19 • $250 million 10-year notes due 11/15/2023 • Moving closer to our minimum target of 0.75:1 ◦ 5.30% Coupon • Committed to enhancing shareholder value through effective capital management • $38 million in office building mortgages • $250 million revolving credit facility, $50 million "accordion" • Retaining capital needed for an eventual market option turn and M&A • No outstanding borrowings *2019 Premiums are annualized ProAssurance Investor Briefing | November 2019 31

Total Return & Stock Price Reflects all stock splits and includes all dividends in the year declared. Source: SNL ProAssurance Investor Briefing | November 2019 32

Segment Highlights Specialty P&C, November 2019

Specialty P&C Financial Highlights (9/30/19) Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Gross Premiums Written $ 165.0 $ 167.6 $ 459.3 $ 456.1 Net Premiums Earned $ 125.2 $ 120.8 $ 375.3 $ 378.4 Total Revenues $ 127.1 $ 122.2 $ 379.9 $ 382.3 Net Losses & Loss Adjustment Expenses $ (107.6) $ (98.4) $ (321.2) $ (292.7) Underwriting, Policy Acquisition & Operating Expenses $ (29.7) $ (27.9) $ (89.2) $ (83.8) Segment Operating Result $ (10.2) $ (4.1) $ (30.6) $5.7 Current Accident Year Net Loss Ratio 94.5% 93.4% 93.9% 91.9 % Effect of Prior Accident Year Reserve Development (8.6%) (12.0%) (8.3%) (14.5%) Net Loss Ratio 85.9% 81.4% 85.6% 77.4 % Underwriting Expense Ratio 23.7% 23.1% 23.8% 22.2 % Combined Ratio 109.6% 104.5% 109.4% 99.6 % In millions, except ratios Subject to rounding ProAssurance Investor Briefing | November 2019 34

Q3 2019 Specialty P&C Gross Written Premium $ in millions • Total Gross Written Premiums decreased $2.6M (1.6%) from $167.6M to $165.0M ◦ Physicians decrease was driven by the pending renewal of a $3.6 million policy. Excluding the effect of this timing difference, twelve month policies were relatively unchanged, primarily due to an increase in renewal pricing and new business written ($5.8M), almost entirely offset by retention losses (89%) and a decrease in premiums assumed due to the timing of the prior year renewal. ◦ Facilities decrease is driven by retention losses (57%), partially offset by timing differences of $1.0 million primarily related to the renewal of a few large policies, new business written ($0.9M), and an increase in renewal pricing. ◦ Other healthcare providers increase is due to new business of $0.6M, largely offset by retention losses (87%) ◦ Lawyers remained flat for the quarter, primarily due to new business written of $0.4M and pricing increases that were largely offset by retention losses (88%) ◦ Medical & life sciences products liability remained flat due to new business written of $1.3M, largely offset by retention losses (85%). ◦ Tail premium is up, driven by $1.8M of tail coverage provided in connection with a loss portfolio transfer ("LPT") entered into during the third quarter of 2019. ◦ Retroactive coverage is up due to the LPT entered into during the third quarter of 2019 with a regional hospital group. ProAssurance Investor Briefing | November 2019 35

YTD 2019 Specialty P&C Gross Written Premium $ in millions • Total Gross Written Premiums increased $3.2M (0.7%) from $456.1M to $459.3M ◦ Physician twelve month term policies increase is due to timing differences of $4.0M, primarily related to a few policies that shifted their 2018 renewal dates into the first quarter of 2019, new business written of $23.3M and an increase in renewal pricing, partially offset by retention losses (89%). In addition, twenty-four month term policies increased due to the normal cycle of renewals. ◦ Facilities increase is due to new business written of $7.8M and an increase in renewal pricing, partially offset by retention losses (69%) and timing differences of $1.7M related to the shifting in renewal dates of a few large policies. ◦ Other healthcare providers increase is due to new business written of $1.3M partially offset by retention losses (88%). ◦ Lawyers remained flat due to new business written of $2.1M and an increase in renewal pricing, largely offset by retention losses (88%). ◦ Medical & life sciences products liability is down primarily due to retention losses (85%), partially offset by new business written of $3.5M and, to a lesser extent, an increase in renewal pricing. ◦ Tail premium is down, driven by $7.9M of tail coverage provided in connection with the 2018 LPT, partially offset by $1.8M of tail coverage provided in connection with the 2019 LPT. ◦ Retroactive coverage is down due to the LPT entered into during the second quarter of 2018. ProAssurance Investor Briefing | November 2019 36

Strong Retention Despite Competition • Retention gains are holding • Continued underwriting vigilance is being used today to ensure future success ◦ Market share is important, but NOT as important as profitability ◦ We emphasize adequate pricing over retention Year-over-Year Premium Retention – Physicians Trailing Four Quarters’ Premium Retention – Physicians ProAssurance Investor Briefing | November 2019 37

Physician Liability Pricing Trend • Accelerating price changes on renewed business MD/DO Charged Rate History Annual 23% 28% 28% 19% 11% 3% (2%) (6%) (4%) (2%) (2%) —% (1%) —% —% —% 1% 3% 4% Cumulative 23% 57% 101% 139% 165% 173% 168% 152% 142% 137% 132% 132% 130% 131% 131% 131% 132% 135% 139% PICA excluded to facilitate accurate comparisons over time | September 30, 2019 ProAssurance Investor Briefing | November 2019 38

Metro Area Rate Comparison Annual Premium for a $1M / $3M Policy Filed or Approved at 9/30/19 ProAssurance Investor Briefing | November 2019 39

The Bottom Line Benefits of Strong Defense Our ability and willingness to defend claims allows us to achieve better results ProAssurance Stand Alone ProAssurance vs. Industry Five-Year Average Loss Ratio (2014-2018 / Calendar Year) Five-Year Average Loss Ratio (2014-2018) subject to rounding On average, 11 points better than the industry TOTAL LOSS RATIO Incurred Loss Adjustment Expenses as a Percentage of Premium Incurred Losses as a Percentage of Premium Source: 2014-2018, Statutory Basis, A.M. Best Aggregates & Averages ProAssurance Investor Briefing | November 2019 40

ProAssurance Outperforms in Insurance Average Combined Ratio Source: A.M. Best Aggregates and Averages for Each Line of Business (1991-2018) ProAssurance Investor Briefing | November 2019 41

ProAssurance Outperforms in HCPL

ProAssurance consistently outperforms in a volatile line of business



Calendar Year Combined Ratio 1991 - 2018
ProAssurance HCPL
HCPL
P&C
160%
140%
120%
100%
80%
60%
40%
91 92 93 94 95 96 97 98 99 00 01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18



Avg Since Inception 1991-2018
87.9%
107.0%
PRA
HCPL
10 Yr Avg 2009-2018
71.4%
96.5%
PRA
HCPL
5 Yr Avg 2014-2018
85.2%
104.6%
PRA
HCPL

Source: 1991-2018 A.M. Best Aggregates and Averages, Medical Malpractice Lines of Business. Policyholder Dividends Included.

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Segment Strategic Review Specialty P&C, November 2019

New Market Conditions Emerging in HCPL • Greater uncertainty in the market creates an environment where ProAssurance outperforms long-term due to superior financial strength and operational expertise ◦ Perceived trends have led a handful of commercial carriers to exit all or part of their healthcare professional liability business. ◦ The state of Iowa has banned one price-focused healthcare professional liability insurer from selling new policies or renewing existing policies due to poor financial condition. ◦ An insurance company in Kansas was put under state control, which resulted in all policies being cancelled effective December 2019. ◦ Downgrades from A. M. Best on two smaller mutual companies signal growing concern over financial strength after years of 100+ combined ratios. ◦ At least one larger mutual is already on a negative watch. ◦ With severity a growing concern, smaller companies may have to make a choice between maintaining ratings or maintaining market share. • ProAssurance has achieved consistently higher pricing and strong retention as the market changes ProAssurance Investor Briefing | November 2019 44

How Healthcare Costs Will Force Changes in Our Market

Healthcare

Cost control remains the real driver of change in the delivery of care

Care being pushed down to lower cost providers

Current spending levels are unsustainable

The Affordable Care Act is a sideshow that does not address rising costs

No perfect model for healthcare delivery has emerged

http://data.worldbank.org/indicator/SH.XPD.TOTL.ZS

- The question is cost vs. care—we can deliver more care than we can afford
  - Restructuring is producing profound changes in healthcare
- The U.S. spends almost 18% of GDP on healthcare, and the percentage is increasing

US Healthcare Spending as a Percent of GDP, 1970-2018



18%
17%
16%
15%
14%
13%
12%
11%
10%
9%
8%
7%
6%
5%
4%
3%
2%
1%
0%
1970
1975
1980
1985
1990
1995
2000
2005
2010
2015
17.9% of GDP in 2017
Expected to average 5.5% growth annually from 2018-2027, and reach ~20% of GDP by 2027

Source: Centers for Medicare and Medicaid Services. Office of the Actuary. National Health Statistics Group.

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We Are Approaching a Tipping Point Average Annual Healthcare Spending per Working Household Includes Out-of-Pocket Expenses and Insurance Premiums Median Compensation (Wages + Health Benefits) $68,600 $105,800 $149,000 Health Spending as a Percentage of Compensation 13.4% 24.4% 33.9% ProAssurance Investor Briefing | November 2019 46

How Healthcare Costs Will Force Changes in Our Market • Greater reliance on a value-based payment system ◦ Providers shouldering more of the risk of costs ▪ Drives the need for efficiency in order to optimize limited resources ◦ Changing models of reimbursement OVERARCHING TRENDS Larger groups/systems will have more leverage with payers Financial pressures are eliminating small groups and solo practitioners Patients will be forced to make choices as they shoulder more costs Payment for Volume Payment for Value & Outcome (Fee-for-Service) (Value-Based Care) Provider Centric Patient Centric Physician/Specialty-Driven Coordination of Care • Greater reliance on technology • Increasing focus on efficiency to maximize care-per-spend Adapted from HBR: The Strategy that Will Fix Healthcare ProAssurance Investor Briefing | November 2019 47

Strategy Update: Traditional Practices are Fading • More physicians than ever are employees The HCPL Industry • The fork in the road for traditional HCPL companies ◦ Their core markets are disappearing and they do not have the Traditional practices are fading financial size and capability to insure large, more complex risks Excess capital is being used to try to maintain market share at the expense of a sustainable future Capital & geographic constraints challenge many small insurers Few companies are able to respond to new coverage demands from emerging delivery models Source: 2018 Physicians Foundation Survey of America’s Physicians, and prior editions ProAssurance Investor Briefing | November 2019 48

Driving Forces Behind HCPL Severity Trends: Before a Lawsuit • Healthcare Advances ◦ Longer life expectancies ◦ More expensive and complex procedures → increased risk of complications • High Deductible Health Plans ◦ Patients pay more out of pocket ▪ Higher expectations → lower tolerance for unexpected outcomes ◦ Increasing reliance on cost-efficient urgent care centers → disrupts continuity of care ◦ Delay in care → patients get sicker → increased chance of injury • Pandemic of Comorbidities ◦ Rising levels of obesity and type-2 diabetes → long term chronic illness ◦ Compounding effect on bad outcomes, both in frequency an severity • Patient Frustration RISK ◦ Complicated care-delivery systems and institutionalized medicine ◦ Decreased “face time” with physicians → patients are more likely to sue ◦ Large verdicts encourage plaintiffs and their attorneys to sue The critical, trust-based relationship between providers and patients is diluted by institutional medicine ProAssurance Investor Briefing | November 2019 49

Driving Forces Behind HCPL Severity Trends: After a Lawsuit •Jury Sentiment ◦ Angry with perceived social inequality (“Haves” vs. “Have-Nots”) ◦ Increasingly interested in Compensation over Causation ◦ Institutional defendants rather than an individual ◦ Value of a dollar is distorted by high-earning public figures ▪ Athletes, musicians with multi-million dollar net-worths ▪ Companies and executives worth billions •Higher Damages ◦ Advanced and more expensive technology ◦ Longer life expectancy ◦ More expensive blackboarding • Growing Spread Between Offer and Demand ◦ Higher settlements ◦ Longer, more frequent, and more expensive trials VERDICTS ◦ Juries awarding more than plaintiff attorneys are asking There is a growing disconnect between liability/causation and the expectation of patients and juries that the providers should pay damages ProAssurance Investor Briefing | November 2019 50

Large HCPL Verdicts at Record Highs in 2018

PROASSURANCE.
Treated Fairly

- Unmistakable trend to higher severity evident in the broader industry
  - Not significantly evident in ProAssurance *paid* losses
  - Prompting greater caution in ProAssurance reserves on larger risks where deeper pockets may have been created by consolidation
  - Greater caution also translates into higher current year loss picks
  - Four consecutive years of increases in number of $10M+ and $25M+ verdicts



2018 Verdicts At or Above $25 Million Exceeded the Levels of the Last Crisis
11 9 8 11 5 8 13 8 7 3 6 9 11 4 7 8 13 17
01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18



2018 Verdicts At or Above $10 Million Were the Highest This Century
23 30 34 23 20 28 29 31 29 20 21 33 35 18 26 30 38 44
01 02 03 04 05 06 07 08 09 10 11 12 13 14 15 16 17 18

Higher severity has invariably led to higher frequency which contributes to a cycle turn in healthcare professional liability

Data Source: TransRe

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ProAssurance is Positioned to Succeed in HCPL Our long-term focus on financial strength and protecting the integrity of our balance sheet is central to our overall strategy and success ProAssurance has always evolved ahead of the curve • We have proven our ability to thrive across insurance cycles • We have an unmatched combination of financial strength and deep experience We have built the platform that allows us to serve the broad spectrum of healthcare • Prudently leveraging our success and experience with the addition of specialized expertise Broad capabilities to meet evolving demands in professional liability • Eastern, Medmarc, PICA & Mid-Continent • Traditional HCPL companies deepen our capabilities ProAssurance Investor Briefing | November 2019 52

ProAssurance is Positioned to Succeed in HCPL

PROASSURANCE. Treated Fairly

Emerging Issues in Healthcare

- Consolidation of providers into larger groups or within facilities/systems
- Evolution of new delivery systems to address cost pressures
- Multi-state expansion to achieve scale

Challenges for HCPL Insurers

- Broker-driven purchasing requires new approaches to the market
- Larger balance sheets required to respond to greater financial risk
- Multi-state risks require broad scope
- Evolving risk profiles require flexible coverage options and alternative markets presence

ProAssurance Responds with Strategies & Solutions

- Broker outreach and National Healthcare Team are driving higher submissions.
- Chosen by a large multi-state risk—single largest premium in PRA history (Q2 2016)
- Access to international markets through Lloyd's syndicates
- Partnerships such as Certitude with Ascension Health ($257.5 million in Ascension-related DPW since inception, $187.3 million in Certitude-only DPW)
- Alternative market expertise through Inova® captives, E&S capabilities and a dedicated risk retention group
- Sophisticated Work Comp solution creates a solid competitive advantage

ProAssurance Investor Briefing | November 2019 53

ProAssurance is Positioned to Succeed in HCPL • ProAssurance has the right combination of geographic scope, broad experience, and financial strength for success in the new world of healthcare liability Size & Scope of Top HCPL Writers SNL 2017 Statutory Data, >50% HCPL, Direct Written Premiums >$80 million ProAssurance Investor Briefing | November 2019 54

Strategy Update: Successes in the Evolving Market • The Certitudetm program in partnership  with Ascension Health ◦ Program crafted to meet the specific needs of a large healthcare organization. ◦ Shared risk through quota share participation by Ascension’s captive on first $1 mln ◦ $24.5 mln Certitude direct premium through the first three quarters of 2019 ▪ Active in AL, D.C., CT, FL, IL, IN, KS, MD, MI, NY, OK, TX, and WI ◦ $35.5 mln gross premiums written from Ascension-related risks in 2019 YTD • CAPAssurance ◦ Partnered with California-based CAP-MPT ◦ Risk sharing by CAP through variable quota share participation on first $1 mln 9/30/19 *http://ascension.org/our-work/ascension-health/sites-of-care ProAssurance Investor Briefing | November 2019 55

Addressing a Wide Spectrum of Risk Appetites Traditional Policies Transitional Alternative Risk • Primarily agent-sold or direct • Risk sharing/high deductible • Captive insurance programs allow programs control cost and build large, sophisticated healthcare and • Remains the majority of our “sticky” business workers’ compensation customers to business control their own insurance programs • Risk purchasing groups target • Proven performance supports specific specialties or program • Two joint healthcare professional and discipline pricing business workers’ compensation programs are already in place • Joint physician/hospital policies (ProControl®) address unique risk • Eastern Re brings proven experience tolerance and claims expectations of and expertise in establishing and each class of insured operating captives through segregated cells Coordinated sales & marketing efforts target insureds  in these classes for additional products and services ProAssurance Investor Briefing | November 2019 56

Leveraging Existing Expertise in New Ways

PROASSURANCE.
Treated Fairly

Syndicate 1729 at Lloyds

- Our 61% participation provides potential access to international medical professional liability opportunities
- Increases flexibility for ProAssurance when working with complex risks
- Primary and excess business can be written
- We expect to leverage Medmarc's expertise in the future to underwrite international medical technology and life sciences risks

↔

Medmarc

- Larger healthcare organizations present greater opportunities to insure activities focused on device and drug development
- Provides ProAssurance and our distribution partners with additional capabilities at the complex end of the healthcare delivery continuum
- Increasing globalization of testing and development efforts are a natural fit with Lloyd's Syndicate 1729

Segregated Portfolio Cell Reinsurance

- Allows any organization to control their own risk
- High ROE product with significant retention

ProAssurance Mid-Continent Underwriters

- Focuses on ancillary healthcare market which is exploding as care is being pushed down to lower cost providers

ProAssurance Investor Briefing | November 2019
57

Segment Highlights Workers’ Compensation Insurance, November 2019

Workers’ Compensation Insurance Financial Highlights (9/30/19) Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Gross Premiums Written $ 70.1 $ 65.7 $ 223.6 $ 228.3 Net Premiums Earned $ 49.5 $ 47.3 $ 142.0 $ 135.2 Total Revenues $ 50.0 $ 47.7 $ 143.9 $ 137.1 Net Losses & Loss Adjustment Expenses $ (32.4) $ (30.7) $ (93.4) $ (87.8) Underwriting, Policy Acquisition & Operating Expenses $ (14.9) $ (15.4) $ (43.5) $ (41.5) Segment Operating Results $ 2.7 $1.6$7.1$7.7 Current Accident Year Net Loss Ratio 68.2% 70.7% 68.2% 68.0 % Effect of Prior Accident Year Reserve Development (2.8%) (5.9%) (2.4%) (3.1%) Net Loss Ratio 65.4% 64.8% 65.8% 64.9 % Underwriting Expense Ratio 30.1% 32.6% 30.6% 30.7 % Combined Ratio 95.5% 97.4% 96.4% 95.6 % In millions, except ratios Subject to rounding ProAssurance Investor Briefing | November 2019 59

Workers’ Compensation Business Profile & Overview • Eastern Alliance Insurance Group • Best-in-Class Claims, Risk Management and Underwriting Business Model • Broad Product Spectrum • 43 State/DC Licenses – Core Operations in 19 States • Select Agency Partnerships ◦ 387 Contracts / 942 Locations New England Region Midwest Region • Auburn, ME • Indianapolis, IN • Grandville, MI Mid-Atlantic Region • Lancaster, PA •Wexford, PA Southeast Region • Charlotte, NC •Richmond, VA Offices Gulf South Region Licensed and actively seeking business •Madison, MS Licensed, accepting ancillary “border” business • Nashville, TN • Austin, TX Eastern Re (Cayman) ProAssurance Investor Briefing | November 2019 60

Broad Workers’ Compensation Product Spectrum Traditional Business Only Traditional Markets $156.6 mln Gross Premiums Written Premium in 2019 • Guaranteed Cost Policies • Loss-Sensitive Dividend Plans • Deductible Plans • Retrospective Rating Plans • ParallelPay–“Pay as you Go” • Specialty Risk (high hazard) • Claims Administration and Risk Management 11,195 active policies as of 9/30/19 ProAssurance Investor Briefing | November 2019 61

Diversified Book of Business – Traditional Markets • Wide diversification by class code and market segment ◦ 11,195 active policies in Traditional Programs ▪ Over 600 class codes actively written Top 10 Classes of Business by Payroll Exposure as of September 30, 2019 Non-Healthcare Healthcare Related Subject to rounding ProAssurance Investor Briefing | November 2019 62

Significant Healthcare Profile – Traditional Markets Healthcare as a Percentage of Traditional Workers’ Compensation Writings Gross Premiums Written YTD at 9/30/19 $ = DPW in millions YTD 2019 Healthcare premiums grew 9.9% vs. YTD 2018 ProAssurance Investor Briefing | November 2019 63

Consistent Profitability in Workers' Compensation Historical Combined Ratio Average 89.4% 2006 – Q3 2019 *2018 and 2019 ratios include Workers’ Compensation Insurance segment only. ProAssurance Investor Briefing | November 2019 64

Workers’ Comp Claim Closing Pattern: Traditional • Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation • No claims open from 2004 and earlier ◦ 45 net claims open from 2014 and prior 9/30/19 ProAssurance Investor Briefing | November 2019 65

Segment Strategic Review Workers’ Compensation Insurance, November 2019

Eastern Outperforms in Workers’ Compensation Eastern consistently outperforms in a volatile line of business Source: 1996-2018 A.M. Best Aggregates and Averages, Workers’ Compensation. Policyholder Dividends Included. Data is inclusive of Segregated Portfolio Cell Reinsurance results as of 12/31/2018. ProAssurance Investor Briefing | November 2019 67

Opportunities in Workers’ Compensation Insurance • $11.3 million in new business written in Q3 2019 ◦ Traditional: $10.5 million ◦ Alternative Market: $0.8 million • Launched Eastern Specialty Risk in 2017 ◦ High Hazard product offering ▪ Construction, Forestry, and Transportation markets ◦ $5.9 million written in YTD 2019 ◦ $8.2 million written in 2018 • High potential for opportunistic growth in markets outside of PA • Continued growth from Great Falls renewal rights transaction ◦ Now fully integrated into Eastern’s operations ◦ Solid renewal retention and new business generation in New England ◦ Core New England writings in Maine and New Hampshire, with recent expansion into Vermont 9/30/19 Subject to Rounding ProAssurance Investor Briefing | November 2019 68

Strategy Update: How Eastern Differentiates • Disciplined individual account • Dedicated to effective claims • Understands market underwriting with focus on management and returning dynamics and regulatory rate adequacy in rural injured workers to wellness concerns territories ◦ Use of local knowledge that has always differentiated ProAssurance ProAssurance Investor Briefing | November 2019 69

Specialty Risk: Higher Risk But NOT High Risk • Business Overview ◦ Focusing on the next level of risk: higher hazard but not typical “high hazard” ▪ Some classes previous written by Eastern in High Modification programs ▪ $2.5 million in direct premiums in Q3 2019, $5.9 million YTD 2019 ◦ $8.2 million in direct premiums in 2018 with continuing favorable loss trends ◦ Initial submission quantity and quality are solid, largely construction-related and regional transportation risks ◦ Business profile aligns with expected growth in payroll/premium in the US, especially in infrastructure-focused industries ◦ Broad acceptance from existing agents that have deep relationships with Eastern ◦ Many have one or two accounts with competitors and look to move those to Eastern with this option • Expected Loss Profile ◦ Loss are expected to be less frequent, but more severe, although mitigated by an excellent reinsurance structure ◦ Full support of reinsurance partners ▪ Retentions remain the same as in existing business ▪ Deepens the reinsurance relationship by providing additional rate for new exposures ◦ Loss profile means higher premiums and greater margins ◦ Eastern will apply its innovative claims and risk management strategies to shorten the tail, reduce the incidence and severity of claims and enhance workplace safety 9/30/2019 ProAssurance Investor Briefing | November 2019 70

Segment Highlights Segregated Portfolio Cell Reinsurance, November 2019

Segregated Portfolio Cell Program Structure Fronting Arrangement Underwriting Claims Administration Risk Management Agency group or Reinsurance Association Services Tax establishes/funds a Audit Cell Asset Management Fee Income to ProAssurance Services + Cell Rental Expenses + Participates in profits/losses of carefully selected cells ProAssurance Investor Briefing | November 2019 72

Segregated Portfolio Cell Reinsurance Financial Highlights (9/30/19) Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Gross Premiums Written $ 17.3 $ 16.8 $ 70.6 $ 68.3 Net Premiums Earned $ 19.8 $ 19.0 $ 58.6 $ 54.2 Net Investment Income $0.4$0.4$1.3$1.1 Net Realized Gains (Losses) $ (0.1) $1.4$1.9$0.5 Other Income (Loss) $0.2$0.1$0.4$0.2 Net Losses & Loss Adjustment Expenses $ (9.8) $ (8.6) $ (40.5) $ (27.6) Underwriting, Policy Acquisition & Operating Expenses $ (6.0) $ (5.5) $ (17.1) $ (16.1) SPC Net Operating Results $4.6$6.7$4.6$ 12.4 Segregated Portfolio Cell Dividend (Expense)/Income $ (3.6) $ (5.3) $ (1.4) $ (9.8) Segment Operating Results $1.0$1.5$3.2$2.6 Current Accident Year Net Loss Ratio 66.1% 64.8% 82.5% 66.0 % Effect of Prior Accident Year Reserve Development (16.7%) (19.7%) (13.4%) (15.2%) Net Loss Ratio 49.4% 45.1% 69.1% 50.8 % Underwriting Expense Ratio 30.1% 29.1% 29.2% 29.6 % Combined Ratio 79.5% 74.2% 98.3% 80.4 % In millions, except ratios Subject to rounding ProAssurance Investor Briefing | November 2019 73

Workers’ Compensation Insurance – Alternative Market Written Premium Trends • 20 year track record of growth and profitability • $16.7 million in alternative markets GPW during Q3 2019 • 2018 YTD GPW = $67.5 million ◦ Flat year-over-year Alternative Markets business only, GPW in 000’s ProAssurance Investor Briefing | November 2019 74

Diversified Book of Business - Segregated Portfolio Cell Programs • Wide diversification by class code and market segment ◦ 2,589 active policies in Segregated Portfolio Cell Market programs ▪ Over 400 actively written class codes in Segregated Portfolio Cell programs Top 10 Classes of Business by Payroll Exposure as of September 30, 2019 Non-Healthcare Healthcare Related Subject to Rounding ProAssurance Investor Briefing | November 2019 75

Claim Closing Pattern – Segregated Portfolio Cell Programs • Eastern’s proactive claim-closing strategies are key to being recognized as a short-tail writer of workers’ compensation • No claims open from 2009 and earlier ◦ 46 net claims open from 2016 and prior 9/30/19 ProAssurance Investor Briefing | November 2019 76

Segment Strategic Review Segregated Portfolio Cell Reinsurance, November 2019

How The SPC Segment Differentiates Captive insurance solutions provided through Inova Re • Segregated cell • Successfully driving •Strategic • Value-added risk company based in new business partnerships with management services Cayman opportunities for select independent and healthcare agencies that share claims/underwriting professional liability philosophies on expertise cements business controlling workers’ brand loyalty compensation costs ProAssurance Investor Briefing | November 2019 78

How Segregated Portfolio Cells Benefit ProAssurance • Alternative market solutions are in high demand ◦ Fast growing sector of the Property and Casualty marketplace • Segregated Portfolio Cells are a high ROE product with significant retention ◦ Low capital requirement by not assuming risk ◦ Fee-based revenue diversifies earnings that are largely based on underwriting ◦ Jointly-owned SPCs Inova brand launched in Q1 of 2014 • Unique product offering differentiates Eastern & ProAssurance ◦ HCPL / WC lines in a single SPC ◦ Leverage “mono-line” expertise for both ◦ With the uncertainty created by healthcare reform, it is more important than ever for healthcare organizations to manage “controllable” expenses • Enhances agency partnerships ◦ Risk sharing (joint ownership) educates agents on principles of underwriting, risk management and claims administration ProAssurance Investor Briefing | November 2019 79

How Segregated Portfolio Cells Benefit Insureds • Highly Rated Paper •“Turn-key” Operation • Stable Off-Shore Facility ◦ Provides simple and easy transition from ◦ Over 30 years in operation (since 1987) start to finish ◦ Cayman Islands Monetary Authority ◦ Minimal start-up capitalization regulation ◦ Flexible ownership ◦ Segregated portfolio cells statutorily • Monthly and Annual Reporting Package protected from each other ◦ Detailed monthly reporting package • Multi-State Coverage ◦ Quarterly actuarial reviews and financials • “Fully-Bundled” Approach • Opportunities to Participate in Profit ◦ No need for separate service agreements • Dedicated Service Team or providers • Access to ProAssurance / Eastern ◦ Account management, underwriting, claims, risk management, marketing, accounting, Reinsurance Markets premium audit ◦ Reinsurance Program Protection ProAssurance Investor Briefing | November 2019 80

Advantages of the Cayman Islands Domicile • Second largest captive domicile in the world ◦ Largest healthcare captive domicile in the world ◦ 90% of business from North America • Healthcare captives represent 33.2% of all captives • Medical professional liability is the largest primary line followed by workers’ compensation ◦ Medical Malpractice: $5.8 billion in period premiums ($14.8 bln in Assets) ◦ Workers’ Compensation: $4.0 billion in premiums ($11.9 bln in Assets) • CIMA: Cayman Islands Monetary Authority • Strong regulatory structure ◦ SPC Legislation * 6/30/19. Cayman Islands Monetary Authority: https://www.cima.ky/upimages/commonfiles/StatsbyPrimaryClassofBusiness-website_1563201694.pdf ProAssurance Investor Briefing | November 2019 81

Segment Highlights Lloyd’s of London, November 2019

Lloyd’s Segment Financial Highlights (9/30/19) Three Months Ended Nine Months Ended September 30 2019 2018 2019 2018 Gross Premiums Written $ 30.4 $ 26.4 $ 83.2 $ 62.9 Net Premiums Earned $ 21.3 $ 19.0 $ 57.2 $ 49.0 Total Revenues $ 22.5 $ 20.1 $ 60.9 $ 51.2 Net Losses & Loss Adjustment Expenses $ (11.9) $ (10.0) $ (34.6) $ (31.0) Underwriting, Policy Acquisition & Operating Expenses $ (9.4) $ (8.4) $ (25.4) $ (23.7) Operating Result $ 1.3 $1.9$1.0$ (3.2) Current Accident Year Net Loss Ratio 58.3% 56.1% 60.5% 62.7 % Effect of Prior Accident Year Reserve Development (2.4%) (3.4%) —% 0.6% Net Loss Ratio 55.9% 52.7% 60.5% 63.3 % Underwriting Expense Ratio 44.2% 44.4% 44.5% 48.5 % Combined Ratio 100.1% 97.1% 105.0% 111.8 % In millions, except ratios Subject to rounding ProAssurance Investor Briefing | November 2019 83

Lloyd’s Syndicates Business Detail YTD* • Broad spread of risk • Syndicate 1729 2019 maximum underwriting capacity: $157.3 million • ProAssurance’s 61%† share is $95.9 million • Syndicate 6131 2019 underwriting capacity: $14.7 million • ProAssurance is the 100% capital provider • Property is primarily US *$ in millions and based on exchange rates at 9/30/2019 †Participation in operating results of Syndicate 1729 slightly decreased for 2019 underwriting year from 62% to 61% ProAssurance Investor Briefing | November 2019 84

Segment Investment Thesis & Strategic Review Lloyd’s of London, November 2019

Why Lloyd’s? Our Investment Thesis Westernization of international healthcare professional liability • Many countries are moving towards a contingency fee tort system • ProAssurance’s expertise is adaptable Universal distribution & licensure • Particularly appealing to Medmarc as Medical Technology & Life Sciences developing and testing expands globally Opportunity to invest alongside a recognized leader in Duncan Dale Visibility into potential international expansion through investment or M&A ProAssurance Investor Briefing | November 2019 86

The Future of Our Lloyd’s Investment • Review of strategic options is ongoing ◦ Expect to reduce exposure by 50% • The Syndicate is developing its proposed business plan for 2020 ◦ Will then allow for completion of a more fulsome review of future options ◦ Improve profitability ◦ Assess capital use and degree of participation • Operational goals ◦ Mitigating risk through reinsurance ◦ Remaining disciplined and focused on core products ◦ Trimming away lower margin business ◦ Maintaining vigilance on expenses • Little or no exposure to Brexit and related issues ◦ Few UK risks written ProAssurance Investor Briefing | November 2019 87

Appendix

Investment Strategy and 2019 Outlook • Effective stewardship of capital ensures a position of financial strength through turbulent market cycles • Optimizing our allocations for better risk-adjusted returns ◦ Ensures non-correlation of returns • Duration management remains paramount ◦ We will not extend duration in search of incremental yield • Ongoing analysis of holdings to ensure lasting quality and profitability ProAssurance Investor Briefing | November 2019 89

YTD 2019 Net Investment Result 9/30/2019 9/30/2018 Change Net Investment Income $ in thousands Fixed maturities $ 54,154 $ 51,814 $ 2,340 Equities 13,755 15,553 (1,798) Short-term investments including Other 5,466 3,968 1,498 BOLI 1,557 1,525 32 Investment fees and expenses (4,894) (5,183) 289 Net investment income 70,038 67,677 2,361 Equity in Earnings (Loss) of Unconsolidated Subsidiaries All other investments, primarily investment fund LPs/LLCs 8,621 31,396 (22,775) Tax credit partnerships (15,861) (19,149) 3,288 Equity in earnings (loss) (7,240) 12,247 (19,487) Excluding Capital Gains / (Losses) Net investment result $ 62,798 $ 79,924 $ (17,126) • Fixed income is up slightly due to higher yields from all asset classes in our fixed maturity portfolio and, for the quarter, ~1% higher average balances • Income yield is 3.4% (3.4% tax equivalent) for 2019 and 3.3% (3.4% tax equivalent) for 2018 • Excludes Lloyd’s Syndicates investment income of $3.3M for 2019 and $2.4M for 2018 and SPC Reinsurance investment income of $1.3M for 2019 and $1.1M for 2018 ProAssurance Investor Briefing | November 2019 90

ProAssurance Recent Investment Performance ProAssurance Investor Briefing | November 2019 91

ProAssurance Investment Profile • Average duration: 2.95 years • Average tax-equivalent income yield: 3.4% • Investment grade: 94% • Weighted average: A+ 9/30/19 Subject to Rounding Full portfolio disclosure on our website: investor.proassurance.com/CustomPage/Index?KeyGenPage=305596 ProAssurance Investor Briefing | November 2019 92

ProAssurance Portfolio Detail: Corporate Corporate: $1.3 Billion (57% of Fixed Assets / 39% of Invested Assets) Top 20 Banks/Financials: $248 million in millions Bank of America $24 HSBC $9 Citi $21 Simon Property $9 J.P. Morgan $20 Schwab $8 GS $20 Huntington Bank $8 Wells Fargo $19 MUFG $8 Morgan Stanley $17 Key $8 US Bank $13 Lloyds Bank $7 Amex $13 Mellon $7 Doctor's Co $12 Athene $7 PNC $11 BMO $7 Weighted Average Rating: A- 9/30/19 Subject to rounding ProAssurance Investor Briefing | November 2019 93

ProAssurance Portfolio Detail: Asset Backed Asset-Backed Securities: $516 Million (22% of Fixed Income / 15% of Invested Assets) 9/30/19 Subject to rounding Weighted Average Rating: “AAA” ProAssurance Investor Briefing | November 2019 94

ProAssurance Portfolio Detail: Fixed-Trading Fixed Maturities: $45 Million (2% of Fixed Income / 1% of Invested Assets) All Fixed Trading Securities are owned by Lloyd’s Syndicate 1729 9/30/19 Subject to rounding Weighted Average Rating: “AA” ProAssurance Investor Briefing | November 2019 95

ProAssurance Portfolio Detail: Municipals Municipals: $293 Million (13% of Fixed Income / 8% Top 10 Municipal Holdings Invested Assets) in millions New York, NY $10 NY St Urban Dev $8 Houston TX Utility Sys Rev $8 Connecticut St Hsg Fin Authority $7 OR St $7 UT St $7 Omaha NE Pub Pwr $7 NY City Transitional $6 Texas St A&M Univ Rev $6 TX St A&M Univ Rev $6 Weighted Average Rating: AA 9/30/19 Subject to Rounding ProAssurance Investor Briefing | November 2019 96

ProAssurance Portfolio: Equities & Other Equities & Other: $813 Million (23% of Invested Assets) 9/30/19 Subject to Rounding ProAssurance Investor Briefing | November 2019 97

Combined Tax Credits Portfolio Detail & Projections GAAP Income/(Loss) Capital from Operations, Tax Provision Impact on Year Total Credits Contributions Disposition after Impairment Earnings & Impairment 2019 $ 150,596 (21,120,408) (18,537,352) (22,972,638) 1,852,230 2020 $ 136,251 (20,769,996) (17,474,158) (21,835,858) 1,065,861 2021 $ 120,658 (16,302,641) (13,294,240) (16,717,795) 415,153 2022 $ 311,047 (7,346,085) (4,807,193) (6,349,873) (996,212) 2023 $ 51,338 (3,305,494) (167,210) (861,364) (2,444,130) 2024 $ 51,338 (1,385,624) (37,982) (328,961) (1,056,663) 2025 $ 41,159 (491,066) (22,205) (125,330) (365,736) 2026 $ 25,734 (160,142) (3,054) (36,685) (123,457) 2027 $ 0 90,239 (79) 18,871 71,368 ProAssurance Investor Briefing | November 2019 98

Change in Capital: 2009 ‒ Q3 2019 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 YTD 2019 Beginning $1,424 $1,705 $1,856 $2,164 $2,271 $2,394 $2,158 $1,958 $1,799 $1,595 $1,523 Equity* Cumulative-effect — — — — — — — — 149 8,334 (444) adjustments Stock Issued—————————— — Employee Stock 7,205 6,147 6,167 7,780 9,261 11,246 8,221 12,857 8,058 2,368 469 Transactions Earnings 222,026 231,598 287,096 275,470 297,523 196,565 116,197 151,081 107,264 47,057 60,378 Dividends — — (15,269) (192,466) (64,777) (220,464) (119,866) (315,028) (316,890) (94,314) (49,992) Treasury Stock (46,884) (106,347) (20,317) — (32,054) (222,360) (169,793) (2,106) — — — Unrealized G/L 98,663 19,870 50,913 15,343 (85,719) (1,457) (34,349) (6,456) (2,488) (35,238) 56,045 Total Equity* $1,705 $1,856 $2,164 $2,271 $2,394 $2,158 $1,958 $1,799 $1,595 $1,523 $1,589 * Equity shown in millions; all other data shown in thousands ProAssurance Investor Briefing | November 2019 99

Ceded Premiums Written (9/30/19)

PROASSURANCE. Treated Fairly

	Specialty P&C											
	HCPL including Podiatry[2]		Products		Lawyers		Workers' Compensation Insurance[1]		Segregated Portfolio Cell Reinsurance		Lloyd's[3]	
	9/30/19	9/30/18	9/30/19	9/30/18	9/30/19	9/30/18	9/30/19	9/30/18	9/30/19	9/30/18	9/30/19	9/30/18
Gross premiums written	$ 410.9	$ 407.6	$ 26.7	$ 27.1	$ 21.7	$ 21.4	$ 223.6	$ 228.3	$ 70.6	$ 68.3	$ 83.2	$ 62.9
Ceded premiums written	55.8	51.0	8.4	8.6	1.9	1.9	77.5	77.7	7.7	7.5	21.7	16.6
Net premiums written	$ 355.1	$ 356.6	$ 18.3	$ 18.5	$ 19.8	$ 19.5	$ 146.1	$ 150.6	$ 62.9	$ 60.7	$ 61.5	$ 46.3
Ceded Premium Components												
Primary reinsurance arrangement, current accident year	$ 18.4	$ 18.0	$ 8.4	$ 8.6	$ 1.9	$ 1.9	$ 10.3	$ 9.5	$ 7.7	$ 7.5	$ —	$ —
All other reinsurance arrangements	37.4	36.9	—	—	—	—	67.0	67.5	—	—	21.7	16.6
Ceded premiums, current accident year	55.8	54.9	8.4	8.6	1.9	1.9	77.3	77.0	7.7	7.5	21.7	16.6
Reduction in premiums owed under reinsurance agreements	—	(3.9)	—	—	—	—	0.2	0.7	—	—	—	—
Total ceded premiums written	$ 55.8	$ 51.0	$ 8.4	$ 8.6	$ 1.9	$ 1.9	$ 77.5	$ 77.7	$ 7.7	$ 7.5	$ 21.7	$ 16.6
Ceded premiums ratio, current accident year	13.6 %	13.5 %	31.5 %	31.7 %	8.8 %	8.9 %	34.6 %	33.7 %	10.9 %	11.0 %	26.1 %	26.4 %

Subject to rounding

(1) All other reinsurance arrangements primarily represent alternative market business ceded under a 100% quota share reinsurance agreement, net of a ceding commission, to SPCs in our Segregated Portfolio Cell Reinsurance segment.

(2) All other reinsurance arrangements includes alternative market premium, net of reinsurance, which all or a portion of the premium is ceded to certain SPCs in our Segregated Portfolio Cell Reinsurance segment.

(3) All Lloyd's reinsurance premium is shown in the "all other reinsurance arrangements" line.

ProAssurance Investor Briefing | November 2019

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IMPORTANT SAFE HARBOR & NON-GAAP NOTICES Forward Looking Statements Non-GAAP Measures This presentation contains Forward Looking This presentation contains Non-GAAP Statements and other information designed measures, and we may reference Non-GAAP to convey our projections and expectations measures in our remarks and discussions with regarding future results. investors. There are a number of factors which could cause The primary Non-GAAP measure we reference is our actual results to vary materially from those Non-GAAP operating income, a Non-GAAP financial projected in this presentation. The principal risk measure that is widely used to evaluate factors that may cause these differences are performance within the insurance sector. In described in various documents we file with the calculating Non-GAAP operating income, we have Securities and Exchange Commission, such as excluded the after-tax effects of net realized our Current Reports on Form 8-K, and our investment gains or losses and guaranty fund regular reports on Forms 10-Q and 10-K, assessments or recoupments that do not reflect particularly in “Item 1A, Risk Factors.” Please normal operating results. We believe Non-GAAP review this presentation in conjunction with a operating income presents a useful view of the thorough reading and understanding of these risk performance of our insurance operations, but factors. should be considered in conjunction with net income computed in accordance with GAAP. A reconciliation of these measures to GAAP measures is available in our regular reports on Forms 10-Q and 10-K and in our latest quarterly news release, all of which are available in the Investor Relations section of our website, Investor.ProAssurance.com. ProAssurance Investor Briefing | November 2019 101